EXHIBIT 99.1

For additional information, contact: Joseph Stegmayer Chairman and CEO Phone: 602.256.6263 joes@cavco.com

N e w s R e l e a s e	On the Internet: www.cavco.com

FOR IMMEDIATE RELEASE

CAVCO INDUSTRIES REPORTS THIRD QUARTER RESULTS
Sales increase 16% to $38.8 million
Net Income up 19% to $2.3 million

PHOENIX, AZ — (January 20, 2005) – Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the third quarter and first nine months of fiscal 2005 ended December 31, 2004. The Company previously announced a 2-for-1 split of its common stock in the form of a 100% stock dividend payable on January 31, 2005 for stockholders of record as of January 18, 2005. All information presented in this press release is presented as if this stock split had been completed as of the beginning of the applicable period.

     Net sales for the third quarter of fiscal 2005 rose 16% to $38,820,000 from $33,489,000 last year. Net income for the third quarter increased 19% to $2,259,000 compared with $1,893,000 in the same period one year ago.

     Net income per share for the third quarter of this year was $0.36 based on basic weighted average shares outstanding and $0.34 based on diluted weighted average shares versus $0.30 for the third quarter of last year.

     For the first nine months of fiscal 2005, net sales climbed 21% to $113,392,000 from $93,824,000 last year. Net income for the first nine months of this year increased 54% to $6,097,000 versus $3,968,000 for the comparable prior year period including a proforma tax provision.

     Net income per share for the first nine months of fiscal 2005 was $0.97 based on basic weighted average shares outstanding and $0.93 based on diluted weighted average shares versus $0.63 for the same period in the prior year including a proforma tax provision.

     Commenting on the results, Joseph Stegmayer, President and Chief Executive Officer, said, “We are pleased to report attractive growth in sales and earnings, especially considering that the comparison is to a good third quarter last year. The industry has seen some improvement in home shipments in recent months in our home state of Arizona although most other states in Cavco’s market area continued to show weakness. The exception was California where demand for our homes remained strong.”

     Mr. Stegmayer continued, “Higher production volume and favorable product mix generated manufacturing efficiencies. Raw material prices remained volatile although we began to experience a better balance in selling prices and raw material costs. With the usual caveats of stable economic and political environments, we expect continued growth in the fourth quarter.”

     Addressing Cavco’s financial position, Sean Nolen, Vice President and Chief Financial Officer, said, “Solid operating performance continues to strengthen our balance sheet and increase our financial resources. At quarter end, there was no outstanding debt and available cash exceeded $39 million or more than $6 per share based upon our split adjusted share count. These resources give us a solid platform to finance future growth opportunities.”

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     Cavco’s senior management will hold a conference call to review these results tomorrow, January 21, 2005, at 11:00 a.m. (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at http://phx.corporate-ir.net/playerlink.zhtml?c=145386&s=wm&e=999469. An archive of the webcast and presentation will be available for 90 days at this website.

     Cavco Industries, Inc., headquartered in Phoenix, is the largest producer of manufactured homes in Arizona, based on wholesale shipments. The Company is also a leading producer of park model homes and vacation cabins in the United States.

     Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing industry; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to, adverse industry conditions, the cyclical nature of our business, limitations on our ability to raise capital, curtailment of available financing in the manufactured housing industry, competition, our ability to maintain relationships with retailers, pricing and availability of raw materials and our lack of recent operating history as an independent public company, together with all of the other risks described in our filings with the Securities and Exchange Commission. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.

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CAVCO INDUSTRIES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,	March 31,
	2004	2004
	(Unaudited)
ASSETS
Current assets
Cash	$39,054	$30,775
Restricted cash	1,139	827
Accounts receivable	5,955	6,479
Inventories	9,021	7,995
Prepaid expenses and other current assets	1,433	1,701
Deferred income taxes	3,690	3,570
Retail assets held for sale	1,597	2,941

Total current assets	61,889	54,288

Property, plant and equipment, at cost:
Land	2,330	2,330
Buildings and improvements	5,151	5,043
Machinery and equipment	6,257	6,216

	13,738	13,589
Accumulated depreciation	(6,232)	(5,369)

	7,506	8,220

Goodwill	67,346	67,346

Total assets	$136,741	$129,854

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,025	$6,105
Accrued liabilities	20,938	18,986

Total current liabilities	23,963	25,091

Deferred income taxes	8,560	6,830

Commitments and contingencies

Stockholders’ equity
Preferred Stock, $.01 par value, 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common Stock, $.01 par value; 10,000,000 shares authorized; Outstanding 6,288,730 shares	63	63
Additional paid-in capital	119,998	119,998
Unamortized value of restricted stock	(375)	(563)
Accumulated deficit	(15,468)	(21,565)

Total stockholders’ equity	104,218	97,933

Total liabilities and stockholders’ equity	$136,741	$129,854

All shares authorized and outstanding information is presented as if the 2-for-1 stock split had been completed as of the beginning of the applicable period.

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CAVCO INDUSTRIES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Net sales	$38,820	$33,489	$113,392	$93,824
Cost of sales	31,745	27,251	92,955	76,991

Gross profit	7,075	6,238	20,437	16,833
Selling, general and administrative expenses	3,505	3,148	10,923	10,287

Income from operations	3,570	3,090	9,514	6,546
Interest income	134	63	335	138

Income from continuing operations before income taxes	3,704	3,153	9,849	6,684
Income tax expense	(1,445)	(1,260)	(3,902)	(2,015)

Income from continuing operations	2,259	1,893	5,947	4,669
Income (loss) from discontinued retail operations less income taxes of $100 in 2004	—	—	150	(73)

Net Income	$2,259	$1,893	$6,097	$4,596

Net income per share (basic):
Continuing operations	$0.36	$0.30	$0.95
Discontinued retail operations	—	—	0.02

Net Income	$0.36	$0.30	$0.97

Net income per share (diluted):
Continuing operations	$0.34	$0.30	$0.91
Discontinued retail operations	—	—	0.02

Net Income	$0.34	$0.30	$0.93

Weighted average shares outstanding:
Basic	6,288,730	6,292,990	6,288,730

Diluted	6,548,394	6,294,102	6,529,864

Proforma financial information:
Income from continuing operations before income taxes				$6,684
Proforma income tax expense				(2,672)

Proforma income from continuing operations				4,012
Proforma loss from discontinued operations, net of proforma taxes				(44)

Proforma net income				$3,968

Proforma net income (loss) per share - Basic and Diluted:
Continuing operations				$0.64
Discontinued operations				(0.01)

Net income				$0.63

Proforma weighted average shares outstanding:
Basic				6,256,260

Diluted				6,256,630

All shares outstanding and per share information is presented as if the 2-for-1 stock split had been completed as of the beginning of the applicable period.

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CAVCO INDUSTRIES, INC. AND SUBSIDIARY
Other Operating Data – Continuing Operations
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Net sales

Manufacturing	$38,563	$31,412	$111,846	$88,789

Retail	2,231	4,391	7,166	12,841

Less: Intercompany	(1,974)	(2,314)	(5,620)	(7,806)

Net Sales	$38,820	$33,489	$113,392	$93,824

Floor shipments - manufacturing	1,697	1,536	5,072	4,537

Average sales price per floor - manufacturing	$22,724	$20,451	$22,052	$19,570

Home shipments - manufacturing	1,000	904	2,942	2,638

Average sales price per home - manufacturing	$38,563	$34,748	$38,017	$33,658

Home shipments - retail	30	59	101	171

Average sales price per home - retail	$74,367	$74,424	$70,950	$75,094

Capital expenditures	$168	$20	$384	$166

Depreciation	$281	$294	$828	$898

Explanatory Notes

(1)	Effective June 30, 2003, Cavco Industries, LLC (“Cavco LLC”) was merged into Cavco Industries, Inc. (“Cavco Inc.”) and 100% of the outstanding shares of common stock of Cavco Inc. were distributed to the stockholders of Centex Corporation (“Centex”), Cavco LLC’s parent company. Subsequent to this distribution, Cavco Inc. became a separate public company.

(2)	Prior to June 30, 2003, Cavco LLC was incorporated into the consolidated Federal income tax returns of Centex. Therefore, income taxes are not provided for prior to June 30, 2003. Proforma income tax expense is calculated assuming a 40% effective tax rate. In anticipation of the distribution described above, proforma tax amounts have been presented on the face of the consolidated statement of operations as if Cavco Inc. was a stand-alone taxable entity for the periods prior to June 30, 2003.

(3)	On January 6, 2005, Cavco Inc. announced that its Board of Directors had authorized a 2-for-1 split of its common stock in the form of a 100% stock dividend. The dividend will be payable on January 31, 2005 for stockholders of record as of January 18, 2005. All information presented in this press release is presented as if this stock split had been completed as of the beginning of the applicable period.

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